UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2005

KEYNOTE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27241	94-3226488
(Commission File Number)	(IRS Employer Identification No.)

777 Mariners Island Boulevard, San Mateo, CA	94404
(Address of principal executive offices)	(Zip Code)

(650) 403-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Keynote’s policy regarding securities trades by company personnel permits sales of the company’s securities under plans instituted pursuant to Securities and Exchange Commission Rule 10b5-1. These plans are designed to allow directors and executive officers to diversify their holdings but dispel any inference that they are purchasing or selling their company’s stock on the basis of, or while they are aware of, material nonpublic information.

Umang Gupta, Chairman of the Board of Directors and Chief Executive Officer, has adopted a trading plan pursuant to Rule 10b5-1 that replaces a previous plan established in December 2004 under which no shares were sold. Both plans have been established as part of his individual long-term strategy for asset diversification and liquidity.

The plan covers an aggregate of 500,000 shares of Keynote common stock, has a term of 12 months, and provides for a target level of sales of approximately 50,000 shares of Keynote stock each month including some that may result from the exercise of stock options.

Sales under the trading plan will commence in February 2006, no earlier than 3 days after announcement of Keynote’s fiscal first quarter results, at exact times and amounts to be chosen at the discretion of the brokerage firm handling the transaction. The transactions under the plan will be publicly disclosed through Form 4 filings filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYNOTE SYSTEMS, INC.

Date: December 13, 2005	By:	/s/ Peter Maloney
Peter Maloney
Vice President and Chief Financial Officer